Exhibit 99.1

Contact:

Rob Seim	Omnicell, Inc.
Chief Financial Officer	1201 Charleston Road
800-850-6664, ext. 6478	Mountain View, CA 94043
robs@omnicell.com

For Immediate Release

Omnicell Reports Second Quarter 2007 Financial Results

Second Quarter Earnings Per Share Exceed Analyst Expectations

MOUNTAIN VIEW, Calif. – JUL. 19, 2007 — Omnicell, Inc. (NASDAQ: OMCL), a leading provider of patient safety technology, today announced results for its second quarter ended June 30, 2007.

GAAP results: Revenues for the second quarter of 2007 totaled $51.8 million, up $3.7 million or 7.6% from first quarter 2007 revenue of $48.2 million, and up $15.6 million or 42.9% from the second quarter of 2006.

Second quarter 2007 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $18.1 million, or $0.55 per fully diluted share. Included in second quarter net income is $12.8 million, or $0.39 per fully diluted share, income tax benefit related to the partial reversal of our tax valuation allowance. During the second quarter 2007, the Company concluded under Statement of Financial Accounting Standards No. 109 that a portion of our tax valuation allowance on specific deferred tax assets was no longer required, primarily as a result of achieving sustained profitability in certain tax jurisdictions. Second quarter net income compares to net income of $4.0 million, or $0.13 per fully diluted share in the first quarter of 2007 and $2.1 million, or $0.07 per fully diluted share in the second quarter of 2006. For the first six months of 2007, net income was $22.1 million, or $0.70 fully diluted per share, including $12.8 million, or $0.40 per fully diluted share in income tax benefits related to the partial reversal of our tax valuation allowance.  This compares to net income of $3.1 million or $0.11 per fully diluted share for the first six months of 2006.

Product backlog grew to $131.4 million, up $10.8 million from the first quarter ended March 31, 2007.

Non-GAAP results: Excluding the impact on our results of recording $2.5 million in share-based compensation expenses related to SFAS No. 123(R) and the $12.8 million in income tax benefits related to the partial reversal of our tax valuation allowance, non-GAAP net income was $7.8 million for the second quarter ended June 30, 2007, or $0.24 per fully diluted share. This compares to non-GAAP income of $6.6 million or $0.22 per fully diluted share for the first quarter of 2007 and second quarter 2006 non-GAAP net income of $4.0 million or $0.14 per fully diluted share.  Excluding $5.2 million in share-based compensation expenses related to SFAS No. 123(R) and $12.8 million in income tax benefits related to a partial reversal of our tax valuation allowance, non-GAAP net income was $14.5 million for the six months ended June 30, 2007, or $0.46 per fully diluted share.  This compares to non-GAAP net income of $7.2 million or $0.26 per fully diluted share of the first six months of 2006.

“Omnicell had another quarter of solid financial performance. We maintained focus on solving our cusomer’s medication management, supply management and patient safety needs and the results of our efforts are demonstrated in our earnings,” said Randall A. Lipps, Omnicell president and chief executive officer. “I’m very pleased with the continued strong adoption rate of our products.”

Omnicell Conference Call Information

Omnicell will hold a conference call today at 2:30 p.m. PDT to discuss second quarter financial results. The number is 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. Internet users can access the conference call at www.omnicell.com. A replay of the call will be available today at approximately 5:30 p.m. PDT and will be available for one week or until July 26. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations, passcode is 6890915#.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems and software solutions targeting patient safety and operational efficiency in healthcare facilities. Since 1992, Omnicell has worked to enhance patient safety and allow clinicians to spend more time with their patients.

Omnicell’s medication-use product line includes solutions for the central pharmacy, nursing unit, operating room, and patient bedside. Solutions range from large central pharmacy “smart inventory” carousels to small handheld devices. From the point at which a medication arrives at the receiving dock to the time it is administered, Omnicell systems store it, package it, bar code it, order it, issue it, and provide information and controls on its use and reorder.

Our supply product lines provide a healthcare institution with fast, effective control of costs, capture of charges for payer reimbursement, and timely reorder of supplies. Products range from high-security closed-cabinet systems and software to open-shelf and combination solutions in the nursing unit, cath lab and operating room.

Omnicell’s mission is to provide the best customer experience in healthcare, helping hospitals reduce medication errors, operate more efficiently, and decrease costs. For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission (SEC) filings and include, without limitation, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the Company to achieve profitability in the next few quarters, grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss), and non-GAAP earnings (loss) per share diluted.  These non-GAAP results should not be considered as an alternative to gross margin, operating expenses, net income, earnings per fully diluted share, or any other performance measure derived in accordance with GAAP.  We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income, non-GAAP earnings per fully diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operation performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of SFAS 123R.  We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R).

b) Income tax benefit from tax valuation allowance release. This refers to the recognition of an income tax benefit from the partial reversal of our tax valuation allowance on specific deferred tax assets that is no longer required. Under Statement of Financial Accounting Standards No. 109, the release of the tax valuation allowance is necessary, primarily as a result of achieving sustained profitability in certain tax jurisdictions.

Management adjusts for the excluded items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why specific items are excluded from our non-GAAP financial measures:

a)  While stock-based compensation calculated in accordance with SFAS 123R constitutes an ongoing and recurring expense of Omnicell, it is not an expense which requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expenses to assist management and investors in evaluating our core operating results.

b) We present our reconciliation of non-GAAP financial measures on a net of tax basis because the exact tax differences related to the timing and deductibility of stock-based compensation, pursuant to the adoption of SFAS 123R, is dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options.  We analyze and measure operating results net of tax when evaluating core operating results because the tax effect related to stock-based compensation expenses is inconsistent in amount and frequency.

c) We concluded under Statement of Financial Accounting Standards No. 109 that a portion of our tax valuation allowance on specific deferred tax assets was no longer required, primarily as a result of achieving sustained profitability in certain tax jurisdictions. Therefore, we reversed a portion of our tax valuation allowance which favorably impacted income tax expense and net income.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results.  In the future, we expect to incur expenses similar to the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•      Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in  Omnicell’s GAAP results for the foreseeable future under SFAS 123R.

•      Other companies, including other companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company’s GAAP and non-GAAP financial results is set forth in the financial statements at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in the Company’s SEC filings.

Omnicell, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except for per share data, unaudited)

	Three Months Ended			Six Months Ended June 30,
	June 30, 2007	March 31, 2007	June 30, 2006	2007	2006
Revenues:
Product	$42,654	$40,241	$28,491	$82,895	$54,963
Services and other revenues	9,168	7,920	7,765	17,088	15,430
Total revenue	51,822	48,161	36,256	99,983	70,393

Cost of revenues:
Cost of product revenues	19,556	18,741	12,949	38,297	25,128
Cost of services and other revenues	4,917	4,178	3,092	9,095	6,397
Total cost of revenues	24,473	22,919	16,041	47,392	31,525

Gross profits	27,349	25,242	20,215	52,591	38,868
Operating expenses:
Research and development	3,766	3,385	2,325	7,151	4,980
Selling, general, and administrative	19,402	18,363	16,030	37,765	31,295
Total operating expenses	23,168	21,748	18,355	44,916	36,275
Income from operations	4,181	3,494	1,860	7,675	2,593
Other income and expense	1,273	747	351	2,020	694
Income before (benefit from) provision for income taxes	5,454	4,241	2,211	9,695	3,287
(Benefit from) provision for income taxes	(12,639)	276	78	(12,363)	138
Net income	$18,093	$3,965	$2,133	$22,058	$3,149

Net income per share:
Basic	$0.58	$0.14	$0.08	$0.74	$0.12
Diluted	$0.55	$0.13	$0.07	$0.70	$0.11

Shares used in computing net income per share:
Basic	31,003	28,736	27,149	29,869	26,765
Diluted	32,830	30,568	28,508	31,695	28,160

Omnicell, Inc.

Condensed Consolidated Balance Sheet

(In thousands)

	June 30,	March 31,
	2007	2007	December, 31
	(unaudited)	(unaudited)	2006 (1)
Current Assets:
Cash and cash equivalents	$172,137	$64,669	$60,856
Accounts receivable, net	36,799	35,712	34,021
Inventories	14,124	16,161	15,724
Prepaid expenses	7,575	7,189	8,033
Other current assets	5,746	5,973	9,183
Total current assets	236,381	129,704	127,817
Property and equipment, net	5,246	5,127	5,226
Non-current net investment in sales-type leases	12,265	12,074	12,244
Non-current deferred tax asset	12,907	—	—
Other assets	10,873	11,015	9,343
Total Assets	$277,672	$157,920	$154,630

Current Liabilities:
Accounts payable	$8,581	$8,891	$8,792
Accrued compensation	8,417	7,289	7,702
Advance payments from customers	481	2,543	9,124
Accrued liabilities	4,577	3,787	5,174
Deferred service revenue	8,529	7,990	7,707
Deferred gross profit	17,658	13,293	13,964
Obligation resulting from sale of receivables	596	838	1,093
Total current liabilities	48,839	44,631	53,556
Long-term deferred service revenue	13,341	11,816	10,083
Other long-term liabilities	439	738	995
Total Liabilities	62,619	57,185	64,634

Stockholders’ equity	215,053	100,735	89,996
Total Liabilities and Stockholders’ Equity	$277,672	$157,920	$154,630

(1) Information derived from the audited Consolidated Financial Statements.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(in thousands, except for per share data, unaudited)

	Three months ended
	June 30, 2007		June 30, 2006		March 31, 2007
	Net income	Earnings per share- diluted	Net income	Earnings per share- diluted	Net income	Earnings per share- diluted
GAAP	$18,093	$0.55	$2,133	$0.07	$3,965	$0.13
Non-GAAP Adjustments:
SFAS No. 123(R) adjustment (a)
Gross Margin	331		220		394
Operating Expenses	2,207		1,680		2,265
Income tax adjustment (b)	(12,784)
	(10,246)	($0.31)	1,900	$0.07	2,659	$0.09

Non-GAAP	$7,847	$0.24	$4,033	$0.14	$6,624	$0.22

	Six months ended
	June 30, 2007		June 30, 2006
	Net Income	Earnings per share- diluted	Net Income	Earnings per share- diluted
GAAP	$22,058	$0.70	$3,149	$0.11
Non-GAAP Adjustments:
SFAS No. 123(R) adjustment (a)
Gross Margin	725		524
Operating Expenses	4,472		3,542
Income tax adjustment (b)	(12,784)
	$(7,587)	$(0.24)	$4,066	$0.15

Non-GAAP	$14,471	$0.46	$7,215	$0.26

(a) This adjustment reflects the accounting impact of non-cash share-based compensation expense related to the impact of SFAS No.123(R) for the three and six months ended June 30, 2007 and 2006.

(b) This adjustment reflects the accounting impact of income tax benefit from release of valuation allowance reserve for the three and six months ended June 30, 2007.  There was no adjustment for the comparable period in 2006.